Exhibit 99.1

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

April 18, 2013

PEOPLE’S UNITED FINANCIAL REPORTS FIRST QUARTER OPERATING EARNINGS OF $0.18 PER SHARE AND NET INCOME OF $0.16 PER SHARE; ANNOUNCES DIVIDEND INCREASE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $52.5 million, or $0.16 per share, for the first quarter of 2013, compared to $57.3 million, or $0.17 per share, for the first quarter of 2012, and $61.2 million, or $0.18 per share, for the fourth quarter of 2012. Operating earnings were $57.9 million, or $0.18 per share, for the first quarter of 2013, compared to $59.3 million, or $0.18 per share, for the first quarter of 2012 and $63.2 million, or $0.19 per share, for the fourth quarter of 2012.

The Board of Directors of People’s United Financial voted to increase the common stock dividend to an annual rate of $0.65 per share. Based on the closing stock price on April 17, 2013, the dividend yield on People’s United Financial common stock is 5.1 percent. The quarterly dividend of $0.1625 per share is payable May 15, 2013 to shareholders of record on May 1, 2013.

During the first quarter of 2013 the Company repurchased 11.1 million shares of People’s United Financial common stock at a total cost of $144 million. Under the existing share repurchase authorization, 22.3 million shares of common stock remain available for repurchase.

“In the first quarter of 2013, we continued to grow our franchise and upgrade our capabilities while efficiently deploying capital,” stated Jack Barnes, President and Chief Executive Officer. “In what is typically a seasonally slower quarter for loan growth, we saw the benefits of our expanded footprint and strengthened product line-up, which resulted in annualized linked quarter loan growth of 8 percent.”

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People’s United Financial, Inc. Reports 1Q Earnings

Barnes continued, “Importantly, we believe that our net interest margin has now largely stabilized, which should allow net interest income to increase at a pace more closely aligned with our earning asset growth in the quarters ahead. We also took actions this quarter that will assist us in achieving our operating expense goals in 2013. The prolonged period of low interest rates, combined with our above industry capital levels, provides us with the continued opportunity to repurchase shares at a discount to our earnings power in a more normalized rate environment.”

Barnes concluded, “We are pleased to announce our 21st consecutive annual dividend increase. Our strong business fundamentals, ongoing ability to leverage our brand in attractive markets, and prospects for growth continue to be the foundations of our strength relative to others in the industry.”

“On an operating basis, earnings were $58 million, or 18 cents per share, this quarter,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The net interest margin reflects the impact of strong loan originations, higher average balances in the investment portfolio and a full quarter of interest expense on the senior notes issued in December 2012. Non-interest income reflects ongoing improvement in most of our fee-based businesses as well as continued contributions from gains on sales of residential mortgage loans and loan prepayment fees.”

Walters added, “Cost control continues to remain an important area of focus, as evidenced by the decline in operating expenses this quarter, which reflects the benefits from several cost-saving initiatives taken over the past several quarters. This quarter’s decline in operating expenses is particularly noteworthy given that expenses in the first quarter are generally higher than in subsequent quarters due to payroll-related costs.”

Walters concluded, “We certainly are pleased with the continued improvement in asset quality. Our low loan charge-off ratio is a reflection of the Company’s historically strong underwriting standards, the economic strength of the geography in which we operate and the resilience of our customers. Of particular note, non-performing loans in the acquired portfolio have declined $179 million, or 50 percent, since December 31, 2010.”

For the originated loan portfolio, non-performing loans equaled 1.25 percent of loans at March 31, 2013, compared to 1.30 percent at December 31, 2012 and 1.67 percent at March 31, 2012. Non-performing assets (excluding acquired non-performing loans) equaled 1.42 percent of originated loans, REO and repossessed assets at March 31, 2013, compared to 1.48 percent at December 31, 2012 and 1.85 percent at March 31, 2012.

Net loan charge-offs as a percentage of average loans on an annualized basis were 0.24 percent in the first quarter of 2013 compared to 0.19 percent in the fourth quarter of 2012. Excluding $3.3 million of acquired loan charge-offs, net loan charge-offs as a percentage of average loans on an annualized basis were 0.18 percent in the first quarter of 2013.

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People’s United Financial, Inc. Reports 1Q Earnings

Operating return on average assets was 0.77 percent for the first quarter of 2013, compared to 0.86 percent for the first quarter of 2012 and 0.87 percent for the fourth quarter of 2012. Operating return on average tangible stockholders’ equity was 8.1 percent for the first quarter of 2013, compared to 7.8 percent for the first quarter of 2012 and 8.6 percent for the fourth quarter of 2012.

At March 31, 2013, People’s United Financial’s tier 1 common and total risk-based capital ratios were 12.0 percent and 13.7 percent, respectively, and the tangible equity ratio stood at 9.6 percent. People’s United Bank’s tier 1 risk-based capital and total risk-based capital ratios were 12.1 percent and 13.5 percent, respectively, at March 31, 2013.

People’s United Financial, a diversified financial services company with $31 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 417 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.4 billion at March 31, 2013.

Conference Call

On April 18, 2013, at 8 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

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People’s United Financial, Inc. Reports 1Q Earnings

1Q 2013 Financial Highlights

Summary

•	Net income was $52.5 million, or $0.16 per share.

•	Operating earnings were $57.9 million, or $0.18 per share.

•	Net interest income totaled $219.3 million in 1Q13 compared to $225.1 million in 4Q12.

•	Interest income on acquired loans decreased $4.7 million from 4Q12 to $37.1 million.

•	Net interest margin decreased 25 basis points from 4Q12 to 3.38%.

•	An increase in average investment balances reduced the margin by 7 basis points.

•	The effects of two fewer calendar days in 1Q13, new loan volume at lower rates and lower interest income on acquired loans reduced the margin by 5, 4 and 3 basis points, respectively.

•	The impact from a full quarter of senior notes interest expense reduced the margin by 5 basis points.

•	Lower deposit rates and improved mix benefited the margin by 1 basis point.

•	Provision for loan losses totaled $12.4 million.

•	Net loan charge-offs totaled $13.1 million, of which $9.6 million related to loans with specific reserves established in prior periods.

•	Reflects a $6.3 million increase in the originated allowance for loan losses due to loan growth.

•	Includes a provision for loan losses on acquired loans of $2.6 million, relating almost entirely to a single credit.

•	Non-interest income was $82.9 million in 1Q13 compared to $84.3 million in 4Q12.

•	Insurance revenue increased $1.6 million from 4Q12, primarily reflecting the seasonal nature of insurance renewals.

•	Brokerage commissions increased $0.4 million from 4Q12.

•	Bank service charges decreased $1.3 million from 4Q12, in part due to the seasonal nature of certain fee categories.

•

Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.7 billion and $4.7 billion, respectively, at March 31, 2013.

•	Non-interest expense totaled $212.0 million in 1Q13 compared to $207.4 million in 4Q12.

•

Operating non-interest expense was $204.0 million in 1Q13 compared to $204.5 million in 4Q12. Excluding operating lease expense and amortization of acquisition-related intangible assets, operating non-interest expense totaled $190.0 million in 1Q13 compared to $190.3 million in 4Q12.

•	Compensation and benefits expense increased $10.8 million from 4Q12, primarily reflecting higher payroll-related costs in 1Q13 and lower incentive costs in 4Q12.

•	Real estate owned expenses increased $1.1 million from 4Q12.

•	Efficiency ratio in 1Q13 increased to 64.1% from 63.1% in 4Q12, primarily reflecting the decrease in net interest income.

•	Effective income tax rate was 32.5% for 1Q13 and 32.4% for the full year of 2012.

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People’s United Financial, Inc. Reports 1Q Earnings

Commercial Banking

•	Commercial banking loans, excluding acquired loans, increased $498 million from December 31, 2012.

•	Average commercial banking loans totaled $15.6 billion in 1Q13, an increase of $518 million, or 14% annualized, from 4Q12.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.13% at March 31, 2013 compared to 1.20% at December 31, 2012.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $179.0 million at March 31, 2013 compared to $186.1 million at December 31, 2012.

•	Net loan charge-offs totaled $9.4 million, or 0.24% annualized, of average commercial banking loans in 1Q13, compared to $6.2 million, or 0.16% annualized, in 4Q12.

•	Excluding acquired loan charge-offs, net loan charge-offs totaled $6.4 million, or 0.16% annualized, in 1Q13.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.11% at March 31, 2013 compared to 1.13% at December 31, 2012.

•	The commercial banking originated allowance for loan losses represented 98% of originated non-performing commercial banking loans at March 31, 2013, compared to 95% at December 31, 2012.

•	Commercial deposits totaled $5.6 billion at March 31, 2013 compared to $5.8 billion at December 31, 2012.

Retail Banking

•	Residential mortgage loans, excluding acquired loans, increased $96 million from December 31, 2012.

•	Average residential mortgage loans totaled $3.9 billion in 1Q13, an $11 million increase from 4Q12.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.84% at both March 31, 2013 and December 31, 2012.

•	Net loan charge-offs totaled $1.9 million, or 0.19% annualized, of average residential mortgage loans in 1Q13, compared to $1.7 million, or 0.18% annualized, in 4Q12.

•	Excluding acquired loan charge-offs, net loan charge-offs totaled $1.6 million, or 0.16% annualized, in 1Q13.

•	Home equity loans, excluding acquired loans, remained flat to December 31, 2012.

•	Average home equity loans totaled $2.0 billion in 1Q13, unchanged from 4Q12.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 1.13% at March 31, 2013 compared to 1.07% at December 31, 2012.

•	Net loan charge-offs totaled $1.5 million, or 0.30% annualized, of average home equity loans in 1Q13, compared to $1.7 million, or 0.32% annualized, in 4Q12.

•	Retail deposits totaled $16.2 billion at March 31, 2013 compared to $16.0 billion at December 31, 2012.

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People’s United Financial, Inc. Reports 1Q Earnings

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquisitions; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Earnings Data:
Net interest income	$219.3	$225.1	$234.8	$235.6	$233.2
Provision for loan losses	12.4	12.0	15.1	10.6	11.5
Non-interest income	82.9	84.3	81.4	75.7	72.4
Non-interest expense	212.0	207.4	208.9	205.7	208.6
Operating non-interest expense (1)	204.0	204.5	205.7	202.1	205.6
Income before income tax expense	77.8	90.0	92.2	95.0	85.5
Net income	52.5	61.2	62.2	64.6	57.3
Operating earnings (1)	57.9	63.2	64.4	67.0	59.3

Selected Statistical Data:
Net interest margin (2)	3.38%	3.63%	3.89%	3.96%	3.97%
Operating net interest margin (1), (2)	3.38	3.63	3.82	3.88	3.97
Return on average assets (2)	0.70	0.85	0.88	0.93	0.83
Operating return on average assets (1), (2)	0.77	0.87	0.91	0.97	0.86
Return on average tangible assets (2)	0.75	0.91	0.95	1.01	0.91
Return on average stockholders’ equity (2)	4.2	4.8	4.8	5.0	4.4
Return on average tangible stockholders’ equity (2)	7.4	8.3	8.3	8.5	7.5
Operating return on average tangible stockholders’ equity (1), (2)	8.1	8.6	8.6	8.9	7.8
Efficiency ratio (1)	64.1	63.1	61.4	61.5	63.6

Common Share Data:
Basic and diluted earnings per share	$0.16	$0.18	$0.18	$0.19	$0.17
Operating earnings per share (1)	0.18	0.19	0.19	0.20	0.18
Dividends paid per share	0.1600	0.1600	0.1600	0.1600	0.1575
Dividend payout ratio	100.6%	87.6%	87.3%	85.4%	95.9%
Operating dividend payout ratio (1)	91.2	84.8	84.3	82.2	92.6
Book value per share (end of period)	$15.24	$15.21	$15.20	$15.09	$15.00
Tangible book value per share (end of period) (1)	8.54	8.71	8.77	8.72	8.71
Stock price:
High	13.61	12.50	12.55	13.50	13.79
Low	12.22	11.36	11.20	11.25	12.20
Close (end of period)	13.42	12.09	12.14	11.61	13.23
Common shares (end of period) (in millions)	320.65	331.27	335.95	340.33	344.73
Weighted average diluted common shares (in millions)	325.21	331.39	336.48	340.67	344.97

(1)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 14.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Financial Condition Data:
General:
Total assets	$30,598	$30,324	$28,576	$28,137	$27,797
Loans	22,161	21,737	21,040	20,588	20,472
Securities	4,716	4,669	3,787	3,702	2,895
Short-term investments	127	131	64	73	767
Allowance for loan losses	187	188	186	180	183
Goodwill and other acquisition-related intangible assets	2,147	2,154	2,160	2,166	2,169
Deposits	21,792	21,751	21,363	21,458	21,268
Borrowings	2,849	2,386	1,524	960	811
Notes and debentures	659	659	160	160	160
Stockholders’ equity	4,886	5,039	5,107	5,135	5,170
Non-performing assets (1)	285	290	294	295	316
Net loan charge-offs	13.1	10.0	9.4	13.5	11.2

Average Balances:
Loans	$21,702	$21,183	$20,727	$20,488	$20,407
Securities	4,548	3,867	3,608	2,964	2,751
Short-term investments	146	128	108	562	536
Loans held for sale	25	28	31	26	39
Total earning assets	26,421	25,206	24,474	24,040	23,733
Total assets	30,178	28,991	28,234	27,753	27,463
Deposits	21,558	21,557	21,372	21,190	20,843
Total funding liabilities	24,726	23,487	22,709	22,184	21,862
Stockholders’ equity	5,005	5,107	5,161	5,188	5,217

Ratios:
Net loan charge-offs to average loans (annualized)	0.24%	0.19%	0.18%	0.26%	0.22%
Non-performing assets to originated loans, real estate owned and repossessed assets (1)	1.42	1.48	1.59	1.67	1.85
Originated allowance for loan losses to:
Originated loans (1)	0.88	0.91	0.95	1.00	1.03
Originated non-performing loans (1)	70.6	70.3	66.0	65.6	61.5
Average stockholders’ equity to average total assets	16.6	17.6	18.3	18.7	19.0
Stockholders’ equity to total assets	16.0	16.6	17.9	18.3	18.6
Tangible stockholders’ equity to tangible assets (2)	9.6	10.2	11.2	11.4	11.7
Total risk-based capital (3)	13.7	14.7	15.6	15.6	16.0

(1)	Excludes acquired loans.
(2)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 14.
(3)	Consolidated.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	March 31, 2013	Dec. 31, 2012	March 31, 2012
Assets
Cash and due from banks	$320.5	$470.0	$341.1
Short-term investments	127.2	131.4	767.4

Total cash and cash equivalents	447.7	601.4	1,108.5

Securities:
Trading account securities, at fair value	6.4	6.5	22.6
Securities available for sale, at fair value	4,570.6	4,532.3	2,742.3
Securities held to maturity, at amortized cost	56.1	56.2	56.4
Federal Home Loan Bank stock, at cost	83.0	73.7	73.7

Total securities	4,716.1	4,668.7	2,895.0

Loans held for sale	50.7	77.0	56.7

Loans:
Commercial	8,469.5	8,400.0	7,473.9
Commercial real estate	7,599.2	7,294.2	7,063.1
Residential mortgage	3,958.8	3,886.1	3,755.1
Consumer	2,133.4	2,156.3	2,180.3

Total loans	22,160.9	21,736.6	20,472.4
Less allowance for loan losses	(187.3)	(188.0)	(183.2)

Total loans, net	21,973.6	21,548.6	20,289.2

Goodwill and other acquisition-related intangible assets	2,147.0	2,153.5	2,169.2
Premises and equipment	327.0	330.4	330.4
Bank-owned life insurance	336.3	336.5	334.1
Other assets	599.8	608.3	613.9

Total assets	$30,598.2	$30,324.4	$27,797.0

Liabilities
Deposits:
Non-interest-bearing	$4,994.3	$5,084.3	$4,636.9
Savings, interest-bearing checking and money market	12,210.8	11,959.8	11,477.9
Time	4,586.5	4,706.4	5,152.7

Total deposits	21,791.6	21,750.5	21,267.5

Borrowings:
Federal Home Loan Bank advances	1,407.4	1,178.3	331.4
Federal funds purchased	934.0	619.0	—
Retail repurchase agreements	506.9	588.2	452.8
Other borrowings	1.0	1.0	26.8

Total borrowings	2,849.3	2,386.5	811.0

Notes and debentures	659.3	659.0	159.9
Other liabilities	411.9	489.6	388.9

Total liabilities	25,712.1	25,285.6	22,627.3

Stockholders’ Equity
Common stock	3.9	3.9	3.9
Additional paid-in capital	5,265.2	5,261.3	5,252.3
Retained earnings	753.6	756.2	734.6
Treasury stock, at cost	(856.4)	(712.2)	(549.1)
Accumulated other comprehensive loss	(108.5)	(96.9)	(93.1)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(171.7)	(173.5)	(178.9)

Total stockholders’ equity	4,886.1	5,038.8	5,169.7

Total liabilities and stockholders’ equity	$30,598.2	$30,324.4	$27,797.0

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Interest and dividend income:
Commercial	$86.7	$90.7	$91.3	$91.1	$92.8
Commercial real estate	85.5	86.0	91.3	96.4	91.7
Residential mortgage	34.5	34.6	37.1	35.8	36.2
Consumer	18.8	19.5	19.8	20.0	20.7

Total interest on loans	225.5	230.8	239.5	243.3	241.4
Securities	22.7	20.7	20.3	18.3	18.0
Loans held for sale	0.4	0.4	0.5	0.4	0.5
Short-term investments	0.1	0.1	—	0.4	0.3

Total interest and dividend income	248.7	252.0	260.3	262.4	260.2

Interest expense:
Deposits	20.8	21.9	22.1	23.6	23.1
Borrowings	2.3	2.0	1.8	1.6	1.7
Notes and debentures	6.3	3.0	1.6	1.6	2.2

Total interest expense	29.4	26.9	25.5	26.8	27.0

Net interest income	219.3	225.1	234.8	235.6	233.2
Provision for loan losses	12.4	12.0	15.1	10.6	11.5

Net interest income after provision for loan losses	206.9	213.1	219.7	225.0	221.7

Non-interest income:
Bank service charges	30.1	31.4	33.0	32.5	30.3
Investment management fees	9.0	8.9	8.7	8.7	8.6
Insurance revenue	8.3	6.7	9.5	7.2	8.4
Brokerage commissions	3.3	2.9	2.8	3.4	3.1
Operating lease income	8.3	8.5	8.3	7.7	6.7
Net gains on sales of residential mortgage loans	5.7	6.1	3.6	2.8	3.6
Net gains on sales of acquired loans	—	0.3	—	0.7	—
Merchant services income, net	1.2	1.3	1.2	1.3	1.1
Bank-owned life insurance	0.9	1.1	1.3	1.2	1.8
Other non-interest income	16.1	17.1	13.0	10.2	8.8

Total non-interest income	82.9	84.3	81.4	75.7	72.4

Non-interest expense:
Compensation and benefits	108.2	97.4	106.7	104.5	110.3
Occupancy and equipment	37.9	37.9	36.5	34.1	33.4
Professional and outside service fees	13.9	16.8	15.8	17.5	15.3
Operating lease expense	7.5	7.5	6.8	6.4	5.6
Amortization of other acquisition-related intangible assets	6.5	6.7	6.7	6.8	6.6
Other non-interest expense	38.0	41.1	36.4	36.4	37.4

Total non-interest expense (1)	212.0	207.4	208.9	205.7	208.6

Income before income tax expense	77.8	90.0	92.2	95.0	85.5
Income tax expense	25.3	28.8	30.0	30.4	28.2

Net income	$52.5	$61.2	$62.2	$64.6	$57.3

Basic and diluted earnings per common share	$0.16	$0.18	$0.18	$0.19	$0.17

(1)	Total non-interest expense includes $8.0 million, $2.9 million, $3.2 million, $3.6 million and $3.0 million of non-operating expenses for the three months ended March 31, 2013, Dec. 31, 2012, Sept. 30, 2012, June 30, 2012 and March 31, 2012, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 14.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2013			December 31, 2012			March 31, 2012
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$146.3	$0.1	0.21%	$127.5	$0.1	0.22%	$535.9	$0.3	0.24%
Securities (2)	4,548.2	24.5	2.15	3,866.8	22.2	2.29	2,750.7	18.7	2.72
Loans held for sale	24.7	0.4	7.00	28.2	0.4	6.40	39.1	0.5	4.96
Loans:
Commercial (3)	8,244.1	88.9	4.31	8,081.5	92.7	4.59	7,373.6	94.6	5.14
Commercial real estate	7,399.5	85.5	4.62	7,043.8	86.0	4.89	7,118.7	91.7	5.15
Residential mortgage	3,909.8	34.5	3.53	3,898.5	34.6	3.55	3,713.1	36.2	3.89
Consumer	2,148.1	18.8	3.50	2,159.3	19.5	3.61	2,201.5	20.7	3.77

Total loans	21,701.5	227.7	4.20	21,183.1	232.8	4.40	20,406.9	243.2	4.77

Total earning assets	26,420.7	$252.7	3.83%	25,205.6	$255.5	4.05%	23,732.6	$262.7	4.43%

Other assets	3,757.3			3,785.2			3,729.9

Total assets	$30,178.0			$28,990.8			$27,462.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,879.0	$—	—%	$4,895.7	$—	—%	$4,406.8	$—	—%
Savings, interest-bearing checking and money market	12,042.2	8.0	0.27	11,863.1	8.6	0.29	11,186.5	11.0	0.39
Time	4,637.2	12.8	1.10	4,798.2	13.3	1.11	5,250.0	12.1	0.92

Total deposits	21,558.4	20.8	0.39	21,557.0	21.9	0.41	20,843.3	23.1	0.44

Borrowings:
Federal Home Loan Bank advances	1,344.0	1.7	0.52	622.8	1.4	0.91	331.9	1.2	1.48
Federal funds purchased	603.3	0.3	0.20	465.2	0.3	0.24	5.3	—	0.15
Retail repurchase agreements	559.6	0.3	0.20	539.3	0.3	0.23	494.6	0.4	0.30
Other borrowings	1.1	—	1.60	1.1	—	1.53	26.9	0.1	0.97

Total borrowings	2,508.0	2.3	0.37	1,628.4	2.0	0.50	858.7	1.7	0.78

Notes and debentures	659.1	6.3	3.81	301.4	3.0	3.89	159.7	2.2	5.47

Total funding liabilities	24,725.5	$29.4	0.48%	23,486.8	$26.9	0.45%	21,861.7	$27.0	0.49%

Other liabilities	448.0			397.3			383.8

Total liabilities	25,173.5			23,884.1			22,245.5
Stockholders’ equity	5,004.5			5,106.7			5,217.0

Total liabilities and stockholders’ equity	$30,178.0			$28,990.8			$27,462.5

Net interest income/spread (4)		$223.3	3.35%		$228.6	3.60%		$235.7	3.94%

Net interest margin			3.38%			3.63%			3.97%

Operating net interest margin (5)			3.38%			3.63%			3.97%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	The fully taxable equivalent adjustment was $4.0 million, $3.5 million and $2.5 million for the three months ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively.
(5)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 14.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Originated non-performing loans:
Commercial Banking:
Commercial real estate	$86.5	$84.4	$88.5	$90.5	$97.3
Commercial and industrial	50.9	54.8	64.6	62.2	63.0
Equipment financing	24.8	27.2	37.4	37.3	39.6

Total	162.2	166.4	190.5	190.0	199.9

Retail:
Residential mortgage	66.8	65.0	60.6	63.7	70.0
Home equity	22.2	21.0	14.6	13.7	15.3
Other consumer	0.2	0.3	0.3	0.2	0.2

Total	89.2	86.3	75.5	77.6	85.5

Total originated non-performing loans (1)	251.4	252.7	266.0	267.6	285.4
REO	26.5	28.6	19.8	19.7	21.9
Repossessed assets	7.2	8.3	8.2	7.2	9.1

Total non-performing assets	$285.1	$289.6	$294.0	$294.5	$316.4

Acquired non-performing loans (contractual amount) (2)	$180.7	$181.6	$202.0	$236.6	$247.2

Originated non-performing loans as a percentage of originated loans	1.25%	1.30%	1.45%	1.52%	1.67%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.42	1.48	1.59	1.67	1.85
Tangible stockholders’ equity and originated allowance for loan losses	9.78	9.45	9.41	9.37	9.96

(1)	Reported net of government guarantees totaling $9.9 million at March 31, 2013, $9.7 million at Dec. 31, 2012, $14.1 million at Sept. 30, 2012, $14.8 million at June 30, 2012 and $15.6 million at March 31, 2012.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Allowance for loan losses on originated loans:
Balance at beginning of period	$177.5	$175.5	$175.5	$175.5	$175.5
Charge-offs	(11.3)	(11.6)	(11.1)	(12.3)	(12.9)
Recoveries	1.5	1.6	1.7	1.5	1.7

Net loan charge-offs	(9.8)	(10.0)	(9.4)	(10.8)	(11.2)
Provision for loan losses	9.8	12.0	9.4	10.8	11.2

Balance at end of period	177.5	177.5	175.5	175.5	175.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.5	10.5	4.8	7.7	7.4
Charge-offs	(3.3)	—	—	(2.7)	—
Provision for loan losses	2.6	—	5.7	(0.2)	0.3

Balance at end of period	9.8	10.5	10.5	4.8	7.7

Total allowance for loan losses	$187.3	$188.0	$186.0	$180.3	$183.2

Originated allowance for loan losses as a percentage of:
Originated loans	0.88%	0.91%	0.95%	1.00%	1.03%
Originated non-performing loans	70.6	70.3	66.0	65.6	61.5
Commercial banking originated allowance for loan losses as a percentage of originated commercial banking loans	1.11	1.13	1.22	1.29	1.34
Retail originated allowance for loan losses as a percentage of originated retail loans	0.32	0.36	0.35	0.37	0.34

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Commercial Banking:
Commercial real estate	$6.1	$2.5	$3.5	$6.1	$5.0
Commercial and industrial	3.7	2.7	2.6	3.1	1.6
Equipment financing	(0.4)	1.0	1.1	1.2	0.6

Total	9.4	6.2	7.2	10.4	7.2

Retail:
Residential mortgage	1.9	1.7	1.3	1.4	2.0
Home equity	1.5	1.7	0.6	1.4	1.7
Other consumer	0.3	0.4	0.3	0.3	0.3

Total	3.7	3.8	2.2	3.1	4.0

Total	$13.1	$10.0	$9.4	$13.5	$11.2

Net loan charge-offs to average loans (annualized)	0.24%	0.19%	0.18%	0.26%	0.22%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) merger-related expenses, including acquisition integration and other costs; (ii) charges related to executive-level management separation costs; (iii) severance-related costs; and (iv) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

Operating net interest margin excludes from the net interest margin those items that management considers to be of such a discrete nature that, by excluding such items, People’s United Financial’s net interest margin can be measured and assessed on a more consistent basis from period to period. Excluded from operating net interest margin is cost recovery income on acquired loans. Operating net interest margin is calculated by dividing operating net interest income (annualized) by average earning assets.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Total non-interest expense	$212.0	$207.4	$208.9	$205.7	$208.6

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	(6.2)	—	—	—	—
Severance-related costs	(1.5)	(2.9)	(0.9)	(1.1)	(2.4)
Acquisition integration and other costs	(0.3)	—	(2.3)	(2.5)	(0.6)

Total	(8.0)	(2.9)	(3.2)	(3.6)	(3.0)

Operating non-interest expense	204.0	204.5	205.7	202.1	205.6

Amortization of other acquisition-related intangible assets	(6.5)	(6.7)	(6.7)	(6.8)	(6.6)
Other (1)	(1.5)	(0.6)	(2.7)	(2.1)	(2.4)

Total	$196.0	$197.2	$196.3	$193.2	$196.6

Net interest income (FTE basis)	$223.3	$228.6	$237.8	$238.3	$235.7
Total non-interest income	82.9	84.3	81.4	75.7	72.4

Total revenues	306.2	312.9	319.2	314.0	308.1
Adjustments:
BOLI FTE adjustment	0.4	0.6	0.7	0.6	0.9
Net gains on sales of acquired loans	—	(0.3)	—	(0.7)	—
Other (2)	(0.7)	(0.7)	—	—	—

Total	$305.9	$312.5	$319.9	$313.9	$309.0

Efficiency ratio	64.1%	63.1%	61.4%	61.5%	63.6%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING EARNINGS

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Net income, as reported	$52.5	$61.2	$62.2	$64.6	$57.3

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	6.2	—	—	—	—
Severance-related costs	1.5	2.9	0.9	1.1	2.4
Acquisition integration and other costs	0.3	—	2.3	2.5	0.6

Total pre-tax adjustments	8.0	2.9	3.2	3.6	3.0
Tax effect	(2.6)	(0.9)	(1.0)	(1.2)	(1.0)

Total adjustments, net of tax	5.4	2.0	2.2	2.4	2.0

Operating earnings	$57.9	$63.2	$64.4	$67.0	$59.3

Earnings per share, as reported	$0.16	$0.18	$0.18	$0.19	$0.17

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.02	—	—	—	—
Severance-related costs	—	0.01	—	—	0.01
Acquisition integration and other costs	—	—	0.01	0.01	—

Total adjustments per share	0.02	0.01	0.01	0.01	0.01

Operating earnings per share	$0.18	$0.19	$0.19	$0.20	$0.18

Average total assets	$30,178	$28,991	$28,234	$27,753	$27,463

Operating return on average assets (annualized)	0.77%	0.87%	0.91%	0.97%	0.86%

OPERATING NET INTEREST MARGIN
	Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Net interest income (FTE basis)	$223.3	$228.6	$237.8	$238.3	$235.7

Adjustments to arrive at operating net interest income:
Cost recovery income	—	—	(4.1)	(4.7)	—

Total adjustments	—	—	(4.1)	(4.7)	—

Operating net interest income	$223.3	$228.6	$233.7	$233.6	$235.7

Net interest margin, as reported (1)	3.38%	3.63%	3.89%	3.96%	3.97%

Adjustments to arrive at operating net interest income: (1)
Cost recovery income	—	—	(0.07)	(0.08)	—

Total adjustments	—	—	(0.07)	(0.08)	—

Operating net interest margin (1)	3.38%	3.63%	3.82%	3.88%	3.97%

Average total earning assets	$26,421	$25,206	$24,474	$24,040	$23,733

(1)	Annualized

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Operating earnings	$57.9	$63.2	$64.4	$67.0	$59.3

Average stockholders’ equity	$5,005	$5,107	$5,161	$5,188	$5,217
Less: Average goodwill and average other acquisition-related intangible assets	2,151	2,157	2,164	2,166	2,171

Average tangible stockholders’ equity	$2,854	$2,950	$2,997	$3,022	$3,046

Operating return on average tangible stockholders’ equity (annualized)	8.1%	8.6%	8.6%	8.9%	7.8%

OPERATING DIVIDEND PAYOUT RATIO
	Three Months Ended
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Dividends paid	$52.8	$53.6	$54.3	$55.1	$54.9

Operating earnings	$57.9	$63.2	$64.4	$67.0	$59.3

Operating dividend payout ratio	91.2%	84.8%	84.3%	82.2%	92.6%

TANGIBLE EQUITY RATIO
(dollars in millions)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Total stockholders’ equity	$4,886	$5,039	$5,107	$5,135	$5,170
Less: Goodwill and other acquisition-related intangible assets	2,147	2,154	2,160	2,166	2,169

Tangible stockholders’ equity	$2,739	$2,885	$2,947	$2,969	$3,001

Total assets	$30,598	$30,324	$28,576	$28,137	$27,797
Less: Goodwill and other acquisition-related intangible assets	2,147	2,154	2,160	2,166	2,169

Tangible assets	$28,451	$28,170	$26,416	$25,971	$25,628

Tangible equity ratio	9.6%	10.2%	11.2%	11.4%	11.7%

TANGIBLE BOOK VALUE PER SHARE
(in millions, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Tangible stockholders’ equity	$2,739	$2,885	$2,947	$2,969	$3,001

Common shares issued	396.24	395.81	395.88	395.87	395.84
Less: Shares classified as treasury shares	67.31	56.18	51.48	47.00	42.49
Unallocated ESOP shares	8.28	8.36	8.45	8.54	8.62

Common shares	320.65	331.27	335.95	340.33	344.73

Tangible book value per share	$8.54	$8.71	$8.77	$8.72	$8.71